CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-285791, 333-279790, 333-269952, 333-264798 and 333-259147 on Form S-8 and Registration Statement No. 333-257931 and 333-289615 on Form S-3, of our report dated March 27, 2026, relating to the financial statements of Origin Materials, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

Sacramento, California

March 27, 2026